Table of Contents

Exhibit e(19)

FIRST AMENDMENT TO THE OPTICAL FIBER LEASE AGREEMENT

The following parties of this present Amendment, hereinafter jointly referred to as “Parties” and severally as “Party”:

LESSORS: NET SERVIÇOS DE COMUNICAÇÃO S/A, headquartered in the city and state of São Paulo, at Rua Verbo Divino, 1356, corporate taxpayer’s ID (CNPJ) 00.108.786/0001-65; and its branch NET JUNDIAÍ, located in the city of Jundiaí, state of São Paulo, at Rua Professor João Batista Curado, 151, parte, corporate taxpayer’s ID (CNPJ) 00.108.786/0031-80;

NET Anápolis LTDA., headquartered in the city of Anápolis, state of Goiás, at Rua Senai,  179, corporate taxpayer’s ID (CNPJ) 33.584.277/0001- 68;

NET ARAPONGAS LTDA., headquartered at Rua Marabú, 542, in the city of Arapongas, state of Paraná, Centro, corporate taxpayer’s ID (CNPJ) 81.897.118/0001- 66;

NET Bauru LTDA., headquartered in the city of Bauru, state of São Paulo, at Avenida Duque de Caxias,  4-66, corporate taxpayer’s ID (CNPJ) 64.083.561/0001- 84;

NET BELO HORIZONTE LTDA., private company headquartered at Av. Renascença, 515, Renascença, city of Belo Horizonte, state of Minas Gerais, corporate taxpayer’s ID (CNPJ) 38.738.308/0001-01;

NET Brasília LTDA., headquartered in the city of Brasília, Federal District, at SIG/Sul Quadra 01, 725, corporate taxpayer’s ID (CNPJ) 26.499.392/0001-79;

NET Campinas Ltda., headquartered in the city of Campinas, state of São Paulo, at Rua Jasmim, 610, corporate taxpayer’s ID (CNPJ/MF) 61.698.510/0001-79;

NET Campo Grande LTDA., headquartered in the city of Campo Grande, state of Mato Grosso do Sul, at Avenida Afonso Pena, 3.004, corporate taxpayer’s ID (CNPJ) 24.615.965/0001-57;

NET Florianópolis LTDA., headquartered in the city of Florianópolis, state of Santa Catarina, at Av. Rio Branco, 808, corporate taxpayer’s ID (CNPJ/MF) 72.461.072/0001-47  and its branches NET PIRACICABA, located in the city of Piracicaba, state of São Paulo, at Avenida Independência, 3552, corporate taxpayer’s ID (CNPJ) 72.461.072/0006-51; and NET JOINVILLE, located in the city of Joinville, state of Santa Catarina, at Av. Coronel Procópio Gomes, 419, corporate taxpayer’s ID (CNPJ) 72.461.072/0007-32;

NET Franca LTDA. headquartered in the city of Franca, state of São Paulo, at Rua Carmem Irene Batista, 2.837, corporate taxpayer’s ID (CNPJ) 60.348.414/0001-38;

NET Goiânia LTDA., headquartered in the city of Goiânia, state of Goiás, at Rua 15, Quadra j-15, Lote 08, nº 970 – Setor Marista, corporate taxpayer’s ID (CNPJ) 33.659.475/0001- 43;

NET Indaiatuba LTDA., headquartered in the city of Indaiatuba, state of São Paulo, at Rua 11 de Junho, 1.849/1.853, corporate taxpayer’s ID (CNPJ) 58.393.695/0001- 07;

NET LONDRINA LTDA., private company headquartered at Rua Santos, 737, city of Londrina, state of Paraná, corporate taxpayer's ID (CNPJ) 80.924.459/0001-10;

NET Maringá LTDA., headquartered in the city of Maringá, state of Paraná, at Av. Nóbrega, 494, corporate taxpayer’s ID (CNPJ) 81.712.416/0001-34;

NET PARANÁ COMUNICAÇÕES LTDA., branch NET CURITIBA, headquartered in the city of Curitiba, state of Paraná, at Rua Mamoré, 340, Mercês, corporate taxpayer’s ID (CNPJ) 84.922.681/0005-69.

NET Ribeirão Preto LTDA., headquartered in the city of Ribeirão Preto, state of São Paulo, at Rua Antônio Fernandes Figueiroa, 1.675, Lagoinha,  corporate taxpayer’s ID (CNPJ) 64.807.456/0001- 40;

NET Rio LTDA., headquartered in the city and state of Rio de Janeiro, at Rua Vilhena de Morais, 380, B. 02, sala 201, 3º andar, corporate taxpayer’s ID (CNPJ) 28.029.775/0001-09;

NET São Carlos LTDA., headquartered in the city of São Carlos, state of São Paulo, at Avenida Dr. Carlos Botelho, 1.986, corporate taxpayer’s ID (CNPJ) 57.724.759/0001- 34;

NET São José do Rio Preto LTDA., headquartered in the city of São José do Rio Preto, state of São Paulo, at Rua Lafaiete Spínola de Castro, 1.922, corporate taxpayer’s ID (CNPJ) 69.082.832/0001- 09;

NET São Paulo LTDA., headquartered in the city of São Paulo, state of São Paulo, at Rua Verbo Divino, 1356, térreo, blocos 1 e 2, Chácara Santo Antônio, corporate taxpayer’s ID (CNPJ) 65.697.161/0001-21 and its branch NET SANTOS, headquartered at Rua General Francisco Glicério, 647, in the city of Santos, state of São Paulo, corporate taxpayer’s ID (CNPJ) 65.697.161/0019-50;

NET Sorocaba LTDA., headquartered in the city of Sorocaba, state of São Paulo, at Av. Antônio Carlos Comitre, 1074, corporate taxpayer’s ID (CNPJ) 64.637.903/0001-60;

NET Sul Comunicações LTDA., headquartered in the city of Porto Alegre, state of Rio Grande do Sul, at Rua Silveiro, 1111, corporate taxpayer’s ID (CNPJ) 73.676.512/0001-46;

Televisão a Cabo Criciúma LTDA., headquartered in the city of Criciúma, state of Santa Catarina, at Rua Joaquim Nabuco, 458, corporate taxpayer’s ID (CNPJ) 80.168.321/0001- 39;

DR - Empresa de Distribuição e Recepção de TV LTDA., headquartered in the city of Porto Alegre, state of Rio Grande do Sul, at Rua Silveiro, 1111, corporate taxpayer’s ID (CNPJ) 93.088.342/0001-96, whose branches are listed below and are an integral part of this Agreement:

•                         NET Bagé, located at Rua do Acampamento, 2550, in the city of Bagé, state of Rio Grande do Sul, corporate taxpayer’s ID (CNPJ) 93.088.342/0026-44;

•                        NET BENTO GONÇALVES, located at Rua Saldanha Marinho, 733/737, sala 3, city of Bento Gonçalves, corporate taxpayer’s ID (CNPJ) 93.088.342/0043-45;

•                        NET Blumenau, located at Avenida Brasil, 60, in the city of Blumenau, state of Santa Catarina, corporate taxpayer’s ID (CNPJ) 93.088.342/0031-01;

•                        NET Caxias do Sul, located at Rua Os 18 do Forte, 1236, in the city of Caxias do Sul, state of Rio Grande do Sul, corporate taxpayer’s ID (CNPJ) 93.088.342/0033-73;

•                        NET Chapecó, located at Rua Nereu Ramos, 237 E, sala 01, Galeria Zandonai, in the city of Chapecó, state of Santa Catarina, corporate taxpayer’s ID (CNPJ) 93.088.342/0012-49;

•                        NET CRUZ ALTA, headquartered at Rua Pinheiro Machado, 1157, city of Cruz Alta, state of Rio Grande do Sul, corporate taxpayer’s ID (CNPJ) 93.088.342/0035-35;

•                        NET Erechim, located at Rua Soledade, 277, in the city of Erechim, state of Rio Grande do Sul, corporate taxpayer’s ID (CNPJ) 93.088.342/0009-43;

•                        NET FARROUPILHA, located at Rua Rui Barbosa, 235, sala 01, city of  Farroupilha, state of Rio Grande do Ful, corporate taxpayer’s ID (CNPJ) 93.088.342/0038-88;

•                        NET LAJEADO, headquartered at Av. Sete de Setembro, 184 - sala 101, city of  Lajeado, state of Rio Grande do Sul, corporate taxpayer’s ID (CNPJ) 93.088.342/0042-64;

•                        NET Novo Hamburgo, located at Rua Gomes Portinho, 619, in the city of Novo Hamburgo, state of Rio Grande do Sul, corporate taxpayer’s ID (CNPJ) 93.088.342/0036-16;

•                        NET Passo Fundo, located at Rua Princesa Isabel s/n, in the city of Passo Fundo, state of Rio Grande do Sul, corporate taxpayer’s ID (CNPJ) 93.088.342/0010-87;

•                        NET Pelotas, located at Rua Hipólito José da Costa, 155, in the city of Pelotas, state of Rio Grande do Sul, corporate taxpayer’s ID (CNPJ) 93.088.342/0007-81;

•                        NET Rio Grande, located at Rua Dom Bosco, 991, in the city of Rio Grande, state of Rio Grande do Sul, corporate taxpayer’s ID (CNPJ) 93.088.342/0015-91;

•                        NET Santa Cruz do Sul, located at Rua Marechal Deodoro, 1008, in the city of Santa Cruz do Sul, state of Rio Grande do Sul, corporate taxpayer’s ID (CNPJ) 93.088.342/0017-53;

•                        NET Santa Maria, located at Rua Visconde de Pelotas,  2122, in the city of Santa Maria, state of Rio Grande do Sul, corporate taxpayer’s ID (CNPJ) 93.088.342/0037-05;

•                        NET URUGUAIANA, headquartered at Rua Domingos de Almeida, 1727, city of Uruguaiana, state of Rio Grande do Sul, corporate taxpayer’s ID (CNPJ) 93.088.342/0034-54.

LESSEE: EMPRESA BRASILEIRA DE TELECOMUNICAÇÕES S/A – EMBRATEL, headquartered in the city and state of Rio de Janeiro, at Avenida Presidente Vargas, 1012 – Centro – Rio de Janeiro - RJ, corporate taxpayer’s ID (CNPJ/MF) 33.530.486/0001-29, represented herein by its Bylaws.

Whereas:

(I) On November 22,2005, the Parties executed the Optical Fiber Lease Agreement, the subject-matter thereof was LESSORS leasing Surplus Optical Fibers and New Optical Fibers to LESSEE, by means of Lease Forms issued by LESSEE (“Agreement”);

and

(II) the Parties intend to formalize the additional price conditions for the New Optical Fibers lease, as well as the format of issue of the Statement of Acceptance referred to in item 2.3 of the Agreement and item (IV - Acceptance) of its Attachment III;

The Parties resolve by common agreement to enter into this First Amendment to the Optical Fiber Lease Agreement (“Amendment”), under the following terms and conditions:

CLAUSE 1 – Subject-Matter

1.1   This Amendment aims at:

1.1.1  amending, with retroactive effect to the signature date of the Agreement, item “6.1.2” of “CLAUSE VI – PRICE, PAYMENT CONDITIONS AND ADJUSTMENT”, in order to formalize  additional amounts referring to the lease of New Optical Fibers and item “8.2” of “CLAUSE VIII – TERM”, in order consistently define the lease term of New Optical Fibers;

1.1.2 formalizing that the Statement of Acceptance referred to in item 2.3 of the Agreement and in item IV of its Attachment III shall be issued by LESSEE via e-mail, by its representative immediately after NET representative’s presentation of the measurement curve, also via e-mail to be made for each new Lease Form; and

1.1.3 replacing, retroactively to 1/1/2008, the list of companies jointly qualified as “LESSORS” in the Introduction of the Agreement with the list of  “LESSORS” mentioned in the introduction of this Amendment.

CLAUSE 2 – Amendments to the Agreement

2.1  Item 6.1.2 is hereby amended, which refers to the New Optical Fibers lease prices, in order to include a subitem 6.1.2.2, with the following wording:

“6.1.2.2 The following amounts, excluding taxes, shall be accrued monthly to the New Optical Fiber lease amounts, covenanted in the budgets submitted by LESSORS as per item 6.1.2 above:

	Net prices by location (R$/Km/month)
Band of Surplus Optical Fibers	SP	STS	RJ	FNS	PAE/ CTA/ CAS/ BSA/ GNA	SP Inland	Other Capital Cities	Other Locations
Up to 6	58.83	32.08	32.08	32.08	32.08	32.08	32.08	32.08
From 6 to 12	60.52	33.00	33.00	33.00	33.00	33.00	33.00	33.00
From 13 to 24	63.49	34.62	34.62	34.62	34.62	34.62	34.62	34.62
From 25 to 72	74.71	40.74	40.74	40.74	40.74	40.74	40.74	40.74
From 73 to 144	95.15	51.88	51.88	51.88	51.88	51.88	51.88	51.88

2.2  Item 8.2 of the Agreement shall be amended as follows, maintaining its sub-items as originally agreed upon:

“8.2  The lease term of Surplus Optical Fibers and New Optical Fibers shall be ten (10) years, as of respective Acceptance Dates, except for those characterized as Network Extensions whose lease terms shall be limited to the lease term of the Surplus Optical Fiber and/or New Optical Fiber forming up the Optical Ring from which it derives.”

CLAUSE 3 – Miscellaneous

3.1 All the terms herein starting with capital letters shall have the meaning set forth thereto in the Agreement, unless if this Amendment contains an express definition.

3.2 All the provisions of the Agreement that have not been expressly altered by this Amendment shall remain in full force and effect.

In witness whereof, the Parties sign this present Amendment in two (2) contents of equal tenor and form, before the presence of the undersigned witnesses.

Rio de Janeiro, August 29, 2008.

________________________________________________________________________

LESSORS

________________________________________________________________________

LESSEE

Witnesses:

1. __________________________

Name:

Individual taxpayer’s ID (CPF):

Identity Card (RG):

1. __________________________

Name:

Individual taxpayer’s ID (CPF):

Identity Card (RG):